Exhibit (b)(2)

J.P. MORGAN SECURITIES
270 Park Avenue
New York, New York 10017

JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017

May 7, 2007

Edge Acquisition LLC
c/o Sterling Capital Partners, LLC
1033 Skokie Boulevard, Suite 600
Northbrook, IL 60062
Facsimile: (847) 480-0199

Attention: Tom D. Wippman

Ladies and Gentlemen:

Reference is made to the Commitment Letter and the exhibits and annexes thereto, dated as of January 28, 2007 (as amended, supplemented or otherwise modified, the “Commitment Letter”), among Edge Acquisition, LLC (“Edge” or “you”), J.P. Morgan Securities Inc. (“JPMorgan”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”; together with JPMorgan, the “Commitment Parties”). Terms defined in the Commitment Letter, unless otherwise defined herein, are used in this amendment (this “Amendment”) with the meanings given such terms in the Commitment Letter.

The parties hereto agree that the tenth paragraph of the Commitment Letter is amended by replacing “May 31, 2007” with “June 30, 2007”.

Except as expressly stated herein, all of the terms and provisions of the Commitment Letter are and shall remain in full force and effect. The amendment provided for herein is limited to the specific provision of the Commitment Letter specified herein and shall not constitute a consent, waiver or amendment of, or an indication of any party’s willingness to consent to any action requiring consent under or to waive or amend any other provisions of the Commitment Letter.

This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

J.P. MORGAN SECURITIES INC.

By:	/s/ Peter G. DeMaria
Name:	Peter G. DeMaria
Title	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Neil R. Boylan
Name:	Neil R. Boylan
Title	Managing Director

Accepted and agreed to as of the date first above written:

EDGE ACQUISITION, LLC

By:	/s/ Lee McGee
Name:	Lee McGee
Title	Vice President